Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-239628) of OneSpaWorld Holdings Limited,
(2)	Registration Statement (Form S-8 No. 333-249464) of OneSpaWorld Holdings Limited, and
(3)	Registration Statement (Form S-8 No. 333-232033) pertaining to the 2019 Equity Incentive Plan of OneSpaWorld Holdings Limited;

of our report dated March 10, 2021, with respect to the consolidated and combined financial statements of OneSpaWorld Holdings Limited included in this Annual Report (Form 10-K) of OneSpaWorld Holdings Limited for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Miami, Florida

March 10, 2021